Exhibit 99

News Release dated September 12, 2003,
containing financial results
of The Progressive Corporation
for the month of August 2003

[PROGRESSIVE LOGO]	NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road Mayfield Village, Ohio 44143 http://www.progressive.com	Thomas A. King (440) 395-2260

FOR IMMEDIATE RELEASE

MAYFIELD VILLAGE, OHIO – September 12, 2003 — The Progressive Corporation today reported the following for August 2003:

(millions)	2003	2002	Change

Net premiums written	$978.8	$773.8	26%

Net premiums earned	901.6	712.2	27%

Net income	83.7	54.8	53%

Per share	.38	.25	53%

Combined ratio	89.9	94.1	4.2 pts.

See the “Income Statement” for further information.

     Progressive’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company’s other businesses principally include writing lenders’ collateral protection and directors’ and officers’ liability insurance. See “Supplemental Information” for August’s results.

     The Progressive group of insurance companies ranks third in the nation for auto insurance, offering its products by phone at 1-800-PROGRESSIVE, online at progressive.com and through more than 30,000 independent agencies. The Progressive Corporation, the holding company, is publicly traded at NYSE:PGR.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
August 31, 2003
($ in millions)(unaudited)

Current Month

Description	Personal Lines			Commercial
				Auto	Other	Companywide
	Agent	Direct	Total	Business	Businesses (c)	Total

Net Premiums Written	$600.5	$274.9	$875.4	$103.8	$(.4)	$978.8

% Growth in NPW	25%	29%	26%	36%	NM	26%

Premiums Earned	$550.5	$246.2	$796.7	$98.7	$6.2	$901.6

% Growth in Premiums Earned	24%	30%	26%	35%	15%	27%

Loss/LAE Ratio	71.0	69.1	70.4	65.6	37.5	69.7

Expense Ratio	19.8	21.3	20.2	19.4	30.0	20.2

Combined Ratio	90.8	90.4	90.6	85.0	67.5	89.9

Actuarial Adjustments(a) -

Reserve Decrease/(Increase)	$1.0	$.3	$1.3	$(1.0)	$—	$.3

Year-to-Date

Description	Personal Lines			Commercial
				Auto	Other	Companywide
	Agent	Direct	Total	Business	Businesses	Total

Net Premiums Written	$4,925.9	$2,203.1	$7,129.0	$920.1	$43.9	$8,093.0

% Growth in NPW	26%	31%	28%	37%	(32)%	28%

Premiums Earned	$4,535.8	$2,012.3	$6,548.1	$787.0	$49.7	$7,384.8

% Growth in Premiums Earned	27%	34%	29%	44%	(29)%	30%

Loss/LAE Ratio	69.0	67.6	68.6	63.5	55.0	68.0

Expense Ratio	19.3	20.3	19.6	19.9	40.6	19.8

Combined Ratio	88.3	87.9	88.2	83.4	95.6	87.8

Actuarial Adjustments(a) -

Reserve Decrease/(Increase)	$(.4)	$.7	$.3	$(11.5)	$.9	$(10.3)

	August	August
Policies in Force	2003	2002	Change

(in thousands)

Agent – Auto	3,859	3,210	20%

Direct – Auto	1,770	1,441	23%

Other Personal Lines(b)	1,968	1,630	21%

Total Personal Lines	7,597	6,281	21%

Commercial Auto Business	349	273	28%

(a)	Represents adjustments based solely on the Company’s corporate actuarial review.

(b)	Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

(c)	Includes $6.5 million of negative net premiums written due to the in-force cancellation of a collateral protection insurance customer in August 2003.

NM = Not meaningful

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
August 31, 2003
(millions – except per share amounts)
(unaudited)

	Current	Year-to
	Month	Date

Direct premiums written	$999.2	$8,277.7

Net premiums written	$978.8	$8,093.0

Revenues:

Premiums earned	$901.6	$7,384.8

Recurring investment income[1]	38.1	302.4

Net realized gains (losses) on securities	1.1	18.9

Service revenues	3.4	26.7

Other income[2]	.2	30.6

Total revenues	944.4	7,763.4

Expenses:

Losses and loss adjustment expenses	627.8	5,019.1

Underwriting expenses	182.4	1,461.2

Investment expenses	.8	7.4

Service expenses	2.3	17.1

Interest expense	8.0	63.8

Total expenses	821.3	6,568.6

Income before income taxes	123.1	1,194.8

Provision for income taxes	39.4	391.4

Net income	$83.7	$803.4

COMPUTATION OF EARNINGS PER SHARE

Basic:

Average shares outstanding	216.9	217.6

Per share	$.39	$3.69

Diluted:

Average shares outstanding	216.9	217.6

Net effect of dilutive stock options	3.5	3.7

Total equivalent shares	220.4	221.3

Per share	$.38	$3.63

[1]	The following table sets forth the total return for the periods ended August 31, 2003:

	Current	Year-to
	Month	Date

Fully taxable equivalent total return:

Fixed income securities	.5%	2.4%

Common stocks	1.9%	16.0%

Total portfolio	.7%	4.3%

[2]	Amount represents the estimated interest earned through August on the income tax refund the Company will receive. See the Company’s quarterly report on Form 10-Q for the period ended June 30, 2003 for further information.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions– except per share amounts)
(unaudited)

August 31, 2003

CONDENSED GAAP BALANCE SHEETS:[1]

Investments - Available-for-sale:

Fixed maturities, at market (amortized cost: $8,443.1)	$8,564.0

Equity securities, at market:

Preferred stocks (cost: $771.2)	796.1

Common equities (cost: $1,590.8)	1,780.2

Short-term investments, at amortized cost (market: $1,437.2)	1,437.2

Total investments	12,577.5

Net premiums receivable	2,138.9

Deferred acquisition costs	433.8

Other assets	1,104.2

Total assets	$16,254.4

Unearned premiums	$4,031.9

Loss and loss adjustment expense reserves	4,316.5

Other liabilities[2]	1,991.6

Debt	1,489.5

Shareholders’ equity	4,424.9

Total liabilities and shareholders’ equity	$16,254.4

Common Shares outstanding	216.5

Shares repurchased — August	.5

Average cost per share	$69.50

Book value per share	$20.44

Return on average shareholders’ equity	27.5%

[1]	Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $209.5 million at August 31, 2003.

[2]	Amounts include net unsettled security acquisitions of $752.0 million at August 31, 2003, including repurchase commitment transactions.